Exhibit 23.1

JOHN M. WOODBURY, JR.
Attorney at Law
7251 Owensmouth Avenue, Suite 7

Canoga Park, California  91303
Tel:  (818) 883–1767

November 17, 2006

Board of Directors
Signalife, Inc.
531 South Main Street, Suite 301
Greenville, South Carolina 29601

Re:

Registration Statement On Form S-8 For Signalife, Inc.

Gentlemen:

I have acted as securities counsel for Signalife, Inc. ("Signalife") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act"), and the Rules and Regulations of the United States Securities and Exchange Commission promulgated thereunder, to be filed with the Securities and Exchange Commission on or about November 20, 2006, in connection with the registration for sale or issuance of an aggregate of up to 12,211,498 shares (the “Shares”) of Signalife common stock, par value $0.001 (the "Common Stock").

In rendering my opinion, I have reviewed and examined the following documents and certificates of officers and directors of Signalife.

(1)

Signalife's Certificate of Incorporation, as amended from time to time (the "Certificate") as certified to me by the Secretary of State of the State of Delaware and as recorded in the office of the appropriate county recorder;

(2)

Signalife's Bylaws, as certified to me by the Secretary of the company;

(3)

Certified resolutions adopted by Signalife's Board of Directors authorizing the filing of the Registration Statement with respect to the sale of the Shares;

(4)

Each stock option plan under which the Shares may be issued (collectively, the “Plans”); and

(5)

the Registration Statement.

In giving my opinion, I have assumed without investigation the authenticity, accuracy and completeness of any document or instrument submitted to me as an original, the conformity to the original of any document or instrument submitted to me as a copy, and the genuineness of all signatures on such originals or copies.  I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents or instruments and records, or to verify the adequacy of accuracy of such documents, instruments and records.

After the Registration Statement becomes effective and after any post-effective amendment required by law as may become applicable is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and assuming that (1) the applicable provisions of "blue sky" and other state securities laws shall have been complied with in connection with the offer, issuance and sale of the Shares, and (2) there are no changes in the applicable law or the pertinent facts, then I am of the opinion that the Shares, when sold, were legally authorized, fully paid and nonassessable under the laws of the State of Delaware, including all statutory provisions under those laws, all applicable provisions of the Delaware Constitution, and all reported judicial decisions interpreting those laws.

Board of Directors
Signalife, Inc.
November 17, 2006

I express no opinion as to compliance with "blue sky" or state securities laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Shares in connection with the offering described in the Final Registration Statement.  Other than as provided in the two preceding sentences, this opinion covers only matters of United States federal law and the internal (and not the conflict of law) laws of the State of Delaware, and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction.  Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

Very truly yours,

/s/ John M. Woodbury, Jr.

John M. Woodbury, Jr.